                                                                    EXHIBIT 10.5

                                LEASE CONTRACT



Lessor:                 China Electronic Information Industry Group Corporation
                        ("Party A")

Registration Domicile:  Beijing, China

Legal Representative:   Wang Jincheng

Address:                27, Wanshou Road, Haidian District, Beijing

Telephone No:           62171563

Fax No:                 68213745

Lessee:                 Asiainfo Computer Network (Beijing) Co., Ltd.
                        ("Party B")

                        [renamed to "AsiaInfo Technology (China) Inc."]

Registration Domicile:  Beijing, China

Legal Representative:   Yong Yimin

Address:                11, Baishiqiao Road, Haidian District, Beijing

Telephone No:           68427711

Fax No:                 68467050


1    SUBJECT MATTER FOR LEASE

1.1 Party A agrees to lease to Party B under good status the third and fourth floors of China Electronic Information Building located at 18, Baishiqiao Road, Haidian District, with the aggregated area under the lease six thousand three hundred forty-six point four seven square metres (6,346.47m2) (which is gross area, including shared area for common use), with the particular position as delineated by the red lines on the drawing of Appendix 1.

1.2 Party A shall provide the interior decoration, with the standard as: the ground of the third and fourth floors shall be cement flooring, general gypsum board suspended ceiling, emulsion paint wall, wood skirting board, general insert fluorescent lighting.

1.3  The premises mentioned above shall only be used for office purpose.

2    LEASE TERM

2.1 The premises mentioned above shall be of a lease term of five (5) years, commencing from 16 February 2000 to and ending on 15 February 2005.

2.2 Upon expiration of the lease term, Party A shall have the right to take back the premises under the lease and Party B shall return the premises timely. In the event that Party B wishes to renew the lease, Party B shall handle the renewal procedures with Party A three (3) months prior to the expiration of this Contract.

2.3 Party A and Party B agree that the leasing price for the premises mentioned above shall, from the fourth year of the lease term, be appropriately adjusted according to the leasing price condition on the market then. Party A and Party B shall, two (2) months prior to the beginning of the fourth year of the lease term, enter into a supplementary agreement in respect of the adjustment scale of the leasing price and rent payment method for the last two years of the lease term. In case both Parties can not reach agreement on the issue of the adjustment scale at that time, this Contract shall be terminated on 15 February 2003.

3    RENT AND PAYMENT

3.1 During the lease term, the leasing price shall be three point nine Renminbi (RMB3.9) per square metre for each day (which is gross area, including property management fee), with the lease term to be calculated according to calendar days.


3.2 Payment of the rent for the first three (3) years shall be as: the rent shall be paid quarterly, with the whole rent to be paid in twelve (12) instalments and the first instalment to be two million two hundred twenty seven thousand six hundred and ten point nine seven Renminbi (RMB2,227,610.97) to be paid by Party B to Party A within five (5) working days of the date of this Contract, and the other instalments to be paid with their respective amount and date as follows:

-------------------------------------------------------------------------------
No. of Instalment              Date of Payment                 Amount of Payment
                                                                     (RMB)
-------------------------------------------------------------------------------
     2              5 May 2000 - 15 May 2000                       2,277,113.44
-------------------------------------------------------------------------------
     3              5 August 2000 - 15 August 2000                 2,277,113.44
-------------------------------------------------------------------------------
     4              5 November 2000 - 15 November 2000             2,277,113.44
-------------------------------------------------------------------------------
     5              5 February 2001 - 15 February 2001             2,202,859.74
-------------------------------------------------------------------------------
     6              5 May 2001 - 15 May 2001                       2,277,113.44
-------------------------------------------------------------------------------
     7              5 August 2001 - 15 August 2001                 2,277,113.44
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     8              5 November 2001 - 15 November 2001             2,277,113.44
-------------------------------------------------------------------------------
     9              5 February 2002 - 15 February 2002             2,202,859.74
-------------------------------------------------------------------------------
    10              5 May 2002 - 15 May 2002                       2,277,113.44
-------------------------------------------------------------------------------
    11              5 August 2002 - 15 August 2002                 2,277,113.44
-------------------------------------------------------------------------------
    12              5 November 2002 - 15 November 2002             2,277,113.44
-------------------------------------------------------------------------------



4  EARLY WITHDRAWAL FROM THE LEASE

In case either Party A or Party B wishes, during the valid term of this Contract, to withdraw early from the lease for some particular reason, it shall notify the other Party in writing three (3) months in advance and also pay the other Party a liquidated damage for an amount equivalent to fifty percent (50%) of the annual rent. Party A shall also return to Party B the rent which is already paid but not actually incurred.

5    MANAGEMENT FEES AND OTHERS

5.1 All the fees during the lease term in connection with the premises mentioned above for electricity, deposit of telephone lines, telephone and charges in connection with the lease and use of the premises mentioned above shall be paid by Party B in full amount and timely according to the provisions and requirements of the Building Property Management Company (the "Company") or other relevant departments.

5.2 Any taxes and fees payable by the owner of the premises mentioned above (Party A) according to the laws or relevant provisions in connection with the lease of the premises mentioned above shall be paid by Party A.

6    PARTY A'S RIGHTS AND OBLIGATIONS

6.1 In the event of default by Party B of this Contract, Party A may authorise, with no further notice otherwise, the Company to procure the rectification by Party B of its default and its compensation of corresponding losses.

6.2 During the three (3) months prior to the expiration of the lease term, Party A may enter the premises with any person who has the intention to lease the premises for the purpose of inspection, subject to notification to Party B and obtaining Party B's agreement.

6.3 In the event that Party B has not removed all or any part of its own private property or self-installed equipment and articles out of the premises within fifteen (15) days of the expiration or termination and discharge of this Contract, Party A will charge Party B an extra rent for the delay according to the actual days elapsed.

6.4 In the event of any damage to the fixed apparatus and facilities such as roof, main structure, floor and drainage pipes, gas pipelines, power cables, etc which are not attributable to Party B, Party A shall assume the cost for the maintenance. When such damage occurs, Party B shall notify Party A (or the agent authorised by Party A) timely for the Company to arrange for the maintenance.

6.5 Party A shall declare and pay taxes and fees by itself in connection with its lease out of the premises.

6.6 Party A shall guarantee that the Building has already been granted the approval to be in operation and has passed the acceptance examination by the relevant department.

6.7 Party A shall deliver the premises to Party B strictly in accordance with the time and standards agreed in this Contract.

7    PARTY B'S RIGHTS AND OBLIGATIONS

7.1 Party B shall have the right to use the premises mentioned above and the common areas and common equipment of the Building and assume the corresponding liabilities and obligations in accordance with the provisions of this Contract and the rules and regulations of the Building.

7.2 Party B shall adopt necessary preventive measures as to prevent fire occurring to the premises.

7.3 In the event of any damage to the premises due to Party B's improper use, management and maintenance, Party B shall notify Party A or the Company of the same timely and shall assume the maintenance cost and compensation which occurs as a result thereof.

7.4 Party B shall decide by itself on issues of insurance for the property Party B places within the premises mention above or Party B may authorise the Company to handle such issues on its behalf.

7.5 Party B may not transfer, sublease or otherwise let other people use all or any part of or share the premises mentioned above with other people.

7.6 Party B agrees that Party A may, within reasonable time and subject to giving prior notice (or under urgent circumstances, without giving prior notice), enter the premises mentioned above for the purpose of inspection and examination of the status of the facilities originally installed within the premises, or handling contingency issues. In case the facilities are damaged due to Party B's fault, Party B shall repair promptly such damage according to Party A's requirement and at its own cost, or Party A shall have the right to carry out the repair for Party B and the cost thereof shall be borne by Party B.

7.7 Party B may carry out by itself necessary decoration and reform of the air-conditioning and fire-fighting systems and non-bearing partition walls of the premises mentioned above, but such reform on the principle shall not damage the monolithic structure and facilities of the premises.

7.8 In the event of any damage to other people's property or injury to individuals due to Party B's improper use, management, maintenance, etc of the premises mentioned above, Party B shall solve by itself the dispute arising therefrom and assume by itself the liability to compensate such damage.

7.9 Upon expiration of the lease term, Party B shall remove its own private property and self-installed equipment and articles out of the premises mentioned above, hand back the premises mentioned above under clean and good status to Party A. Articles as a result of Party B's decoration may remain to be owned by Party A, and Party A does not have to pay compensation for such decoration. In the event of any damage to the interior and outside of the premises mentioned above due to Party B's dismantlement, carrying-away, etc, Party B shall be liable for repair and compensation of such damage.

7.10 Any act of negligence of duty, of default and of infringement on the part of Party B's employees, visitors and other people permitted to enter the premises mentioned above in connection with their management, maintenance and use of the premises mentioned above shall all be deemed as Party B's act, and Party B shall be liable to Party A therefor.

8    FORCE MAJEURE

In the event of earthquake, typhoon, storm, fire, war and other force majeure events which are unforeseen, with their occurrence and consequences unpreventable and unavoidable, and which prevent performance by either Party of this Contract or performance of this Contract according to the terms and conditions agreed in this Contract, the Party encountering such force majeure shall promptly inform the other Party by telegram or fax and shall furnish within fifteen (15) days details of such force majeure and valid proof documents as to this Contract being unable to be performed in whole or in part, or to be delayed for its performance. The proof documents shall be issued by the local notary institution where the force majeure occurs. The Parties shall consult with each other to decide whether this Contract shall, in accordance with the extension to which the performance of this Contract is affected, be terminated, partly discharged of the performance liabilities or delayed for its performance.

9  LIABILITY FOR BREACHING CONTRACT

If Party B fails to pay the rent to Party A timely according to this Contract, Party A shall have the right to notify Party B in writing for immediate payment. For delay in payment, Party B shall pay Party A the surcharge at the rate of five percent (5%) of the monthly rent for each day. In case the delay in payment exceeds thirty (30) days, Party A shall have the right to discharge this Contract, with the date of issue of the written notice for discharge being the date of such discharge, and this shall be regarded as the termination of this Contract by Party B's breaching contract and Article 4 of this Contract shall then apply. Apart from the rent Party B has delayed to pay, Party B shall also pay all the surcharge in accordance with this Article.

10   PRE-EMPTIVE RIGHT

10.1 Party B may propose to renew the lease three (3) months prior to the expiration of the lease term and, if Party A intends to continue to lease out the premises mentioned above and Party B has no material default during the lease term, Party B shall have the pre-emptive right to enter into the renewal lease contract for the premises mentioned above under the same conditions and terms.

10.2 During the lease term or upon expiration of the lease term, if Party A intends to sell the premises mentioned above and Party B has no material default during the lease term, Party B shall have the pre-emptive right to purchase the premises mentioned above under the same conditions and terms.

11   GOVERNING LAW AND SETTLEMENT OF DISPUTE

11.1 The formation, validity, interpretation, implementation and dispute settlement of this Contract shall be governed by the laws of the People's Republic of China.

11.2 Any dispute arising out of the performance of this Contract or in connection with this Contract shall be settled by the Parties through friendly consultations between them. Failing it, such dispute shall be referred to and finally settled by arbitration of the Beijing Arbitration Commission.

12   MISCELLANEOUS PROVISIONS

12.1 In the event that any provision of this Contract is made invalid, illegal or unenforceable in accordance with the laws, the validity, legality and enforceability of all other provisions of this Contract shall not be affected thereby and the Parties shall continue to perform such valid provisions of this Contract.

12.2 Any notice, request or other communication in connection with this Contract shall be in writing and shall be sent to the other Party by registered mail, personal delivery or fax at the addresses of the Parties set forth above first. Mails to Party B may also sent to the address of the premises mention above.

12.3 Anything not covered in this Contract shall be dealt with in the Supplementary Agreement otherwise entered into between Party A and Party B, which shall be an appendix to this Contract. The appendix to this Contract and the various rules and regulations set forth by the Company in relation to the management of the Building and the premises mention above shall be an integral part of this Contract.

12.4 This Contract shall have its Chinese version as the authentic version.

12.5 Upon agreement by the Parties, the execution of this Contract may be witnessed by the lawyers who shall further supervise the performance of this Contract. The legal fees incurred therefor shall be borne by Party B.

12.6 This Contract shall be executed in four (4) copies, with the lessor and lessee each keeping two (2) versions. Each of the four (4) copies of this Contract shall be equal in legal force.

12.7 This Contract shall become effective on the date of its signature.


IN WITNESS WHEREOF each of the Parties hereto have caused this Contract to be executed by its duly authorised representative on the date set forth below.


Party A:  (Contract Seal of China Electronic Information Industry Group
           Corporation)

Representative of Party A:  (signature)

Dated: 31 August 1999


Party B:  (Contract Seal of Asiainfo Computer Network (Beijing) Co., Ltd.)

Representative of Party B:  (signature)

Dated: 31 August 1999

                          SUPPLEMENTARY AGREEMENT (1)


Upon consultation between Party A and Party B, Party A undertakes to Party B that the following special terms shall apply.

1    RENT FREE PERIOD FOR DECORATION

1.1 There shall be a rent free period of five (5) months for decoration of the premises mentioned above, which commences from 15 September 1999 and continues to end on 14 February 2000, provided that Party B shall still pay to Party A during the rent free period the property management fee which is 1 Renminbi (RMB1) per square metre per day.

1.2 Party A shall, from 15 September 1999, provide Party B with the necessary conditions for decoration, such as work site, temporary water and electricity supply, lifts and traffic access for goods and personnel. In the event of the decoration being delayed due to Party A's fault, the rent free period for decoration shall be calculated according to the actual days spent for the decoration and the rent free period for decoration shall be extended according to the actual days thus delayed.

1.3 Party A shall assist Party B to handle the procedures with the relevant government authorities for approval to the decoration work, such as the fire-fighting bureau, designing institution, quality inspection station, etc. In the event of the decoration being delayed due to Party A's fault, the rent free period for decoration shall be extended according to the actual days thus delayed.

1.4 In the event of the rent free period for decoration being delayed due to Party B's fault or the authorised decoration company being unable to submit timely the decoration plan to the Beijing fire-fighting department for examination and approval, or the decoration plan being unable to be approved by the fire-fighting department or relevant government, the rent free period for decoration shall not be extended and Party A shall not bear any liabilities.

2    FREE PARKING SPACE

Party A shall provide Party B with twenty (20) to thirty (30) ground parking spaces free of charge, and Party B shall have the option to choose such parking spaces.

3    LIFTS

3.1 During the lease term, Party A shall provide Party B with one (1) passenger lift for its internal decoration work and, when Party B requires, for Party B's exclusive use. In respect of other lifts, the third and fourth floor bottoms thereof may be changed to those with Party's sign, with the cost needed to be borne by Party B. Party B guarantees that it shall not violate the relevant provisions by Party A and the Building Property Management Company.

3.2 During the lease term, Party A shall permit Party B to control and use the elevator between the third and fourth floors, with the cost of electricity to be borne by Party B.

4    TOILET

Party A shall, before 30 October 1999, provide Party B on each of the third and fourth floors respectively with one (1) toilet room for male and one (1) toilet room for female, with the cost for general decoration to be borne by Party A and the cost for fine decoration to be borne by Party B.

5    SIGNBOARD IN THE HALL

During the lease term, Party A shall permit Party B to have its sign visibly placed at the signboard in the hall.

6    ADVERTISEMENT

During the lease term, Party B shall be permitted, under Party A's overall arrangement, to erect at outside of the Building (e.g. top, periphery, parking lot, etc) signs and signboards of Party B, and shall have the option, after China Electronic Group and Xihua Group in precedence, in respect of sign position selection provided it shall pay relevant fees in accordance with the relevant provisions.

7    FLAGPOLE

Party A agrees that Party B may, when its has such need, use the flagpole on the plaza of the China Electronic Information Building during the lease term.

8    PARTITION

During the lease term, Party A shall permit Party B to have partitions of closed type between the second and third floors (which shall be subject to the Beijing municipal fire-fighting standards and guarantee the unblocked status of the passages for fire-fighting).

9    PARTITION

During the lease term, Party A shall guarantee that the electricity supply to the third and fourth floors reaches 260KW.

10   DDN SPECIFIC LINES

Party A shall guarantee that the DDN specific lines provided to Party B comply, before 30 October 1999, with the technical requirements by the Telecommunication Bureau for transmission data. Where necessary, Party A shall establish nodal equipment. In case that Party B is not able to be provided timely with DDN specific lines in compliance with the technical requirements by the Telecommunication Bureau for transmission data, Party B shall be granted an extension of the rent free period for the same days as those being delayed for failing to provide the DDN specific lines.

11   TELEPHONE REQUIREMENTS

During the lease term, Party A shall guarantee to provide Party B with three hundred (300) trunk and direct lines, and shall assist Party B to carry out such work as equipment relocation, etc.

12   STORAGE ROOM

During the lease term, Party A shall provide Party B with a space of two hundred to three hundred square metres (200~300m2) at the underground room of the China Electronic Information Building for Party B's use as its storage room, with the fees to be agreed otherwise.

13   OTHERS

During the lease term, Party A agrees that Party B shall be given preferential treatment when it uses such accessory facilities as the multi-function hall, meeting hall, etc of the China Electronic Information Building.



Party A: (Contract Seal of China Electronic Information Industry Group Corporation)

Representative of Party A:  (signature)

Dated: 31 August 1999


Party B:  (Contract Seal of Asiainfo Computer Network (Beijing) Co., Ltd.)

Representative of Party B:  (signature)

Dated: 31 August 1999

                          SUPPLEMENTARY AGREEMENT (2)


In order to guarantee the implementation of the provisions set out in Supplementary Agreement (1), Party A undertakes, upon consultation between Party A and Party B, to Party B that the following special terms shall apply.

1 During the lease term, Party B shall pay, on a lump sum basis, to Party A's subsidiary China Electronic Weihua Industrial Development Company an amount at the rate of zero point zero eight Renminbi (RMB0.08) per day per gross square metre calculated daily for a period of three (3) years.

     The total amount to be paid shall be five hundred fifty six thousand four hundred fifty eight point four nine Renminbi (RMB556,458.49), which shall be paid within five (5) working days of the signature of this Contract.

2 Party B undertakes to keep confidential the terms in relation to commercial transaction in this Contract.


Party A: (Contract Seal of China Electronic Information Industry Group Corporation)

Representative of Party A:  (signature)

Dated: 31 August 1999


Party B:  (Contract Seal of Asiainfo Computer Network (Beijing) Co., Ltd.)

Representative of Party B:  (signature)

Dated: 31 August 1999

                             LAYOUT OF THIRD FLOOR

                                       OF

                     CHINA ELECTRONIC INFORMATION BUILDING

                             LAYOUT OF FOURTH FLOOR

                                       OF

                     CHINA ELECTRONIC INFORMATION BUILDING